Exhibit 3.35

CERTIFICATE OF LIMITED PARTNERSHIP

OF

LIBERTY PROPANE PARTNERS, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I.	The name of the limited partnership is:

Liberty Propane Partners, L.P.

II.	The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.	The name and mailing address of the General Partner is as follows:

Liberty Propane, LLC

1033 Skokie Boulevard, Suite 600

Northbrook, Illinois 60062

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of LIBERTY PROPANE PARTNERS, L.P. this 13th day of June, 2003.

LIBERTY PROPANE, LLC its General Partner

By:	/s/ Tom Wippman
Tom Wippman
Authorized Signatory

State of Delaware Secretary of State Division of Corporations Delivered 06:58 PM 06/13/2003 FILED 06:22 PM 06/13/2003 SRV 030393754 – 3670001 FILE